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                                                                    EXHIBIT i.10




March 1, 2000


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Exhibit 10, Form N-1A
American General Series Portfolio Company 2
File Nos. 333-58979/811-08875

Ladies and Gentlemen:


As counsel to American General Fund Group, it is my opinion that the securities being registered by this Post-Effective Amendment No. 4, will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to American General Series Portfolio Company 2 (the "Trust"), including its Declaration of Trust, its By-Laws, other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion.

I therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 4 to its Registration Statement.

Sincerely,

/s/ Katherine Stoner

Katherine Stoner
Senior Counsel